Exhibit 99.1

As of June 30, 2003

A Compelling Story

•	Recognized competency in an attractive business mix

•	Strategic acquisitions which provide strong earnings growth

•	Low risk execution orientation provides an understandable opportunity

•	Proven leadership provides aggressive focus to achieve superior financial results

•	Well established and tangible shareholder orientation

Our Markets

•	Economies in which we operate are stable with limited excess real estate inventory

•	The underlying economic drivers are well diversified and have minimal technology exposure

•	Chittenden’s credit quality has remained very strong throughout the last ten years

Loans by State
VT	41%
NH	26%
MA	24%
ME	9%
Deposits by State
VT	50%
NH	22%
MA	19%
ME	9%

Assets
■ Chittenden Bank	$2,906
Ocean/Granite Banks	$1,262
■ Bank of Western Mass	$521
■ Flagship Bank	$502
■ Maine Bank & Trust	$271

Strategic Direction

•	Continue to expand the existing franchise and our fee based businesses

•	Pursue acquisitions of banks and financial services companies

Acquisition Strategy

•	Primarily focused on commercial banks that complement our present banks or will be a platform to expand into new markets

•	Provide a structure and resources to enhance the target’s earnings growth

•	Chittenden Corporation operates as a multi-bank holding company with significant operating autonomy at its banks.

Recent Acquisitions	Year	Consideration	Headquarters
Bank of Western Massachusetts	1995	Cash/Stock	Springfield, Massachusetts
Flagship Bank and Trust	1996	Stock	Worcester, Massachusetts
Pomerleau Insurance Agency	1997	Cash	Burlington, Vermont
Vermont Financial Services Corp	1998	Stock	Brattleboro, Vermont
Maine Bank and Trust	2001	Cash	Portland, Maine
Ocean National Bank	2002	Cash	Kennebunk, Maine
Granite State Bankshares	2003	Cash/Stock	Keene, NH

Business Approach

•	Deep relationships with worthwhile customers

•	Focus on small and mid-sized businesses

•	Maintain conservative underwriting standards and discipline

•	Offer a complete range of banking products and services

•	Geographically diverse branch franchise with both a consumer and small business focus

•	Efficient generator of low cost stable deposits

•	Strong referral source for the Company’s fee based businesses

Business Services

Cash Management (4%)	Insurance (6%)
• Full menu of products	• Specializes in commercial property and casualty insurance
• Domiciled on one operating system	• Wholesale brokerage operation covering ten states
• Dial up and web based access available	• Gross premiums for the six months were $29.6 million
• Annualized three year growth rate of 15%
Merchant Services (3%)	Payroll Services (2%)
• Full array of products	• Over 850 customers
• High level of service to business clients	• Full menu of products
• Only offered within the franchise	• Annualized three year growth rate of 22%
• Volume of transactions processed for the six months were $446 million
Business Credit Cards (1%)	Retirement Plan Services (1%)
• Only available to commercial customers	• Primary focus is defined benefit and contribution plans
• Credit review performed as part of the normal commercial lending process	• Provides custodial/directed trustee services for non-qualified plans
• Total retirement plan assets of $577 million

*	Numbers in ( ) are a percentage of total non interest income

Financial Management Services and Specialty Businesses

Asset Management Services (16%)	Captive Insurance
• Services include asset management and personal trust	• Vermont is the U.S. domicile of choice for captive insurance companies
• Over $1.8 billion in assets under management	• Chittenden Bank is the leader for banking services to this industry
• Over $2.5 billion in assets under administration
Government Banking
Retail Investments—Broker/Dealer (5%)	• Leader in government banking for Vermont
• Broker/dealer established in 1998	• Customers use a wide array of transaction, loan and deposit products
• Over $209 million in assets under administration	• Over $50 million in loans and $55 million in deposits at June 30, 2003
Corporate Trust (3%)	Mortgage Banking
• Operates throughout the Northeast with low risk and high efficiency	• Full product menu offered through retail and wholesale distribution channels
• Annualized three year growth rate of 12%	• Originations for the six months were $654 million
• Over 50% of revenues come from outside Vermont	• Mortgage servicing portfolio of $2.2 billion with $8.7 million in net MSR assets
• Over $1.9 billion in assets under administration

Consistent Superior Financial Performance

•	Strong net interest margin

•	Low cost stable sources of funding

•	Strong fee based revenues in targeted businesses

•	Efficient cost structure

•	Strong capital

•	Conservative reserves and excellent credit quality

Financial Summary

		2000	2001	2002	YTD 6/30/03
	Per Common Share
Earnings	Diluted Earnings	$1.74	$1.80	$1.96	$1.00
	Cash Earnings	$1.78	$1.89	$2.00	$1.03
	Dividends	$0.75	$0.76	$0.79	$0.40
	Book Value	$10.49	$11.56	$13.11	$15.55
	Tangible Book Value	$10.00	$10.52	$11.09	$8.98
Performance	Net Interest Margin	4.73%	4.74%	4.53%	4.18%
Ratios	Return on Average Equity	17.44%	16.55%	16.12%	13.87%
	Cash Return on Average Equity	18.74%	18.89%	19.54%	22.11%
	Return on Average Assets	1.56%	1.51%	1.40%	1.27%
	Cash Return on Average Assets	1.60%	1.60%	1.45%	1.36%
	Dividend Payout Ratio	42.85%	42.15%	39.88%	38.87%
	Efficiency Ratio	54.47%	56.13%	58.63%	60.55%
Credit	NPAs to Loans & OREO	0.42%	0.46%	0.49%	0.49%
	Loan Loss Reserve to Loans	1.41%	1.59%	1.57%	1.56%
	Net Charge-Offs to Average Loans	0.32%	0.24%	0.28%	0.07%
Capital	Leverage	8.65%	7.99%	9.28%	7.22%
	Tier 1	10.82%	10.32%	12.25%	9.28%
	Risk-Based	12.08%	11.57%	13.50%	10.53%
	Tangible Capital	8.69%	8.19%	7.30%	5.65%

A Diversified Loan Portfolio

Portfolio (in millions)	2000	2001	2002	6/30/03
Commercial	$600	$645	$646	$688
Commercial RE	723	904	1,104	1,325
Construction	58	80	85	113
Residential	884	672	658	949
Home Equity	140	183	204	250
Consumer	451	354	277	272

Total	$2,856	$2,838	$2,974	$3,597

✓	No syndicated credits

Chittenden Has Maintained Excellent Asset Quality

Strong Core Funding

	2000	2001	2002	6/30/03
Demand Deposits	$531	$621	$684	$865
Savings/NOWs/MMAs	1,934	2,218	2,519	2,905
CDs < $ 100,000	615	635	692	848
CDs > $ 100,000	212	196	231	249
Borrowings	94	44	299	399

Total	$3,386	$3,714	$4,425	$5,266

Strong Consistent Net Interest Margin

NII	$167,072	$170,305	$192,615	$107,049

Stable net interest margin through a variety of interest rate cycles

A Strong Diversified Stream of Noninterest Income

	2000	2001	2002	6/30/03
Investment Management	$13,567	$15,722	$15,601	$7,652
Service Charges on Deposits	13,875	14,294	16,026	9,128
Gains on Loan Sales	2,818	11,207	10,068	10,535
Credit Card Income	5,349	3,964	3,656	1,873
Insurance Commissions	2,894	3,391	3,733	3,144
Other	14,606	15,155	5,414	16,708

	$53,109	$63,733	$65,060	$49,040
% of Total Revenue	25%	27%	25%	31%

A Compelling Story

•	Strong market share and a proven acquisition acumen

•	Low risk balance sheet with a prudent growth strategy

•	Diversified banking services with a solid balance of spread income and fee revenues

•	Low exposure to volatile sectors with a fortress balance sheet

Visit our website for a wide range of products, latest financial reports and many other interactive services: www.chittendencorp.com

This presentation contains “forward-looking statements” which may describe future plans and strategic initiatives. These forward- looking statements are based on current plans and expectations, which are subject to a number of factors and uncertainties that could cause future results to differ from historical performance or future expectations.